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                                                                   Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the Registration
Statement (Form S-8 No. 333-     ) pertaining to the 1995 Stock Incentive Plan
of Sensormatic Electronics Corporation of our report dated August 14, 1997, with respect to the consolidated financial statements and schedule of Sensormatic Electronics Corporation included in its Annual Report on Form 10-K for the year ended June 30, 1997 filed with the Securities and Exchange
Commission.

                                        /s/ERNST & YOUNG LLP


West Palm Beach, Florida
December 20, 1997


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